                                                                   EXHIBIT 10.34
================================================================================










                  --------------------------------------------
                           LOAN AND SECURITY AGREEMENT
                  --------------------------------------------









                         BANKBOSTON RETAIL FINANCE INC.
                                   THE LENDER
                  --------------------------------------------









                              GARDEN BOTANIKA, INC.
                         DEBTOR AND DEBTOR IN POSSESSION
                                AND THE BORROWER
                  --------------------------------------------








                                 April __, 1999

================================================================================

                                TABLE OF CONTENTS


ARTICLE I-DEFINITIONS........................................................................1
ARTICLE II-THE REVOLVING CREDIT.............................................................19
   2.1.  Establishment of  Revolving Credit.................................................19
   2.2.  Advances in Excess of Borrowing Base...............................................20
   2.3.  Risks of Value of Collateral.......................................................20
   2.4.  Loan Requests......................................................................20
   2.5.  Making of Loans Under Revolving Credit.............................................22
   2.6.  The Loan Account...................................................................23
   2.7.  The Revolving Credit Note..........................................................24
   2.8.  Payment of The Loan Account........................................................24
   2.9.  Interest...........................................................................25
   2.10. Commitment Fee.....................................................................25
   2.11. Facility Fee.......................................................................26
   2.12. Line (Unused) Fee..................................................................26
   2.13. Early Termination Fee..............................................................26
   2.14. Concerning Fees....................................................................27
   2.15. Lender's Discretion................................................................28
   2.16. Increased Costs....................................................................29

ARTICLE  3. CONDITIONS PRECEDENT:...........................................................30
   3.1.  Corporate Due Diligence............................................................30
   3.2.  Opinion............................................................................31
   3.3.  Additional Documents...............................................................31
   3.4.  Officers' Certificates.............................................................31
   3.5.  Representations and Warranties.....................................................31
   3.6.  Minimum Excess Availability........................................................31
   3.7.  All Fees and Expenses Paid.........................................................32
   3.8.  No Suspension Event................................................................32
   3.9.  No Adverse Change..................................................................32
   3.10. Borrowing Order....................................................................32
   3.11. Store Closing Order................................................................32

ARTICLE  4 -GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:..............................33
   4.1. Payment and Performance of Liabilities..............................................33
   4.2. Due Organization -Corporate Authorization -No Conflicts.............................33
   4.3. Trade Names.........................................................................34
   4.4. Infrastructure......................................................................34
   4.5. Year 2000 Compliance................................................................35
   4.6. Locations...........................................................................35
   4.7. Title to Assets.....................................................................36
   4.8. Indebtedness........................................................................37
   4.9. Insurance Policies..................................................................37
   4.10. Licenses...........................................................................38
   4.11. Leases.............................................................................38

   4.12. Requirements of Law................................................................39
   4.13. Maintain Properties................................................................39
   4.14. Pay Taxes..........................................................................40
   4.15. No Margin Stock....................................................................41
   4.16. ERISA..............................................................................42
   4.17. Hazardous Materials................................................................42
   4.18. Litigation.........................................................................43
   4.19. Dividends or Investments...........................................................43
   4.20. Loans..............................................................................44
   4.21. Protection of Assets...............................................................44
   4.22. Line of Business...................................................................45
   4.23. Affiliate Transactions.............................................................45
   4.24. Additional Assurances..............................................................45
   4.25. Adequacy of Disclosure.............................................................46
   4.26. Other Covenants....................................................................47
ARTICLE 5 - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:..................................47
   5.1. Maintain Records....................................................................47
   5.2. Access to Records...................................................................47
   5.3. Immediate Notice to Lender..........................................................48
   5.4. Borrowing Base Certificate..........................................................50
   5.5. Weekly Reports......................................................................50
   5.6. Monthly Reports.....................................................................50
   5.7. Quarterly Reports...................................................................51
   5.8. Annual Reports......................................................................52
   5.9. Officers' Certificates..............................................................53
   5.10. Inventories, Appraisals, and Audits................................................53
   5.11. Additional Financial Information...................................................54
   5.12. Financial Performance Covenants....................................................56
   5.13. Store Closing Order................................................................56
ARTICLE  6 -USE AND COLLECTION OF COLLATERAL:...............................................56
   6.1. Use of Inventory Collateral.........................................................56
   6.2. Inventory Quality...................................................................57
   6.3. Adjustments and Allowances..........................................................57
   6.4. Validity of Accounts................................................................57
   6.5. Notification to Account Debtors.....................................................58
ARTICLE  7 -CASH MANAGEMENT. PAYMENT OF LIABILITIES:........................................58
   7.2. Credit Card Receipts................................................................59
   7.3. The Concentration, Blocked, and Operating Accounts..................................59
   7.4. Proceeds and Collection of Accounts.................................................60
   7.5. Payment of Liabilities..............................................................61
   7.6. The Operating Account...............................................................62
ARTICLE  8 -GRANT OF SECURITY INTEREST:.....................................................63
   8.1. Grant of Security Interest..........................................................63
   8.2. Extent and Duration of Security Interest............................................64
ARTICLE 9-LENDER AS BORROWER'S ATTORNEY-IN-FACT:............................................64

   9.1. Appointment as Attorney-In-Fact.....................................................64
   9.2-. No Obligation to Act...............................................................65
ARTICLE 10-EVENTS OF DEFAULT:...............................................................65
   10.1. Failure to Pay Revolving Credit....................................................66
   10.2. Failure To Make Other Payments.....................................................66
   10.3. Failure to Perform Covenant or Liability (No Grace Period).........................67
   10.4. Failure to Perform Covenant or Liability (Grace Period)............................67
   10.5. Misrepresentation..................................................................67
   10.6. Acceleration of Other Debt. Breach of Lease........................................67
   10.7. Default Under Other Agreements.....................................................68
   10.8. Uninsured Casualty Loss............................................................68
   10.9. Judgment.  Restraint of Business...................................................68
   10.10. Business Failure..................................................................68
   10.11. Indictment -Forfeiture............................................................69
   10.12. Challenge to Loan Documents.......................................................69
   10.13. Executive Management..............................................................69
   10.14. Change in Control.................................................................70
   10.15. Change in Borrowing Order.........................................................70
   10.16. Appointment of Examiner or Trustee................................................70
   10.17. Conversion of Case................................................................70
   10.18. Relief From Stay..................................................................70
   10.19. Return of Collateral..............................................................70
ARTICLE 11.-RIGHTS AND REMEDIES UPON DEFAULT:...............................................71
   11.1. Rights of Enforcement..............................................................71
   11.2. Sale of Collateral.................................................................71
   11.3. Occupation of Business Location....................................................72
   11.4. Grant of Nonexclusive License......................................................73
   11.5. Assembly of Collateral.............................................................73
   11.6. Rights and Remedies................................................................73
ARTICLE 12-NOTICES:.........................................................................74
   12.1. Notice Addresses...................................................................74
   12.2. Notice Given.......................................................................75
ARTICLE 13-TERM:............................................................................76
   13.1. Termination of Revolving Credit....................................................76
   13.2. Effect of Termination..............................................................76
ARTICLE 14-GENERAL:.........................................................................76
   14.1. Protection of Collateral...........................................................76
   14.2. Successors and Assigns.............................................................77
   14.3. Severability.......................................................................77
   14.4. Amendments.  Course of Dealing.....................................................77
   14.5. Power of Attorney..................................................................78
   14.6. Application of Proceeds............................................................78
   14.7. Lender's Costs and Expenses........................................................79
   14.8. Copies and Facsimiles..............................................................79
   14.9. Massachusetts Law..................................................................79

   14.10. Acknowledgement...................................................................80
   14.11. Indemnification...................................................................80
   14.12. Rules of Construction.............................................................80
   14.13. Intent............................................................................82
   14.14. Right of Set-Off..................................................................82
   14.15. Maximum Interest Rate.............................................................83
   14.16. Waivers...........................................................................83

                                    EXHIBITS


2-7           Revolving Credit Note
3-11          Form of Borrowing Order
4-2           Related Entities
4-3           Trade Names
4-5           Year 2000 Compliance
4-6(a)        Locations, Leases, and Landlords
4-6(b)        List of Locations to be Closed
4-6(c)        List of Third Party Locations
4-7           Encumbrances
4-8           Indebtedness
4-9           Insurance Policies
4-11          Capital Leases
4-14          Taxes
4-18          Litigation
5-4           Borrowing Base Certificate
5-12(a)       Financial Performance Covenants
5-12(b)       Business Plan
7-1           DDA's.
7-2           Credit Card Arrangements

================================================================================

LOAN AND SECURITY AGREEMENT                       BANKBOSTON RETAIL FINANCE INC.

================================================================================

                                                                  April __, 1999



        THIS AGREEMENT is made between

               BankBoston Retail Finance Inc., a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109,

               and

               Garden Botanika, Inc. (hereinafter, the "BORROWER"), Washington corporation with its principal executive offices at 8624 154th Avenue NE, Redmond, WA 98052, and debtor in possession in the Proceedings (defined below)

in consideration of the mutual covenants contained herein and benefits to be derived herefrom,


                                   WITNESSETH:

ARTICLE I - DEFINITIONS:

        As herein used, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

        "ACCEPTABLE INVENTORY": Such of the Borrower's finished Inventory, at such locations, and of such types, character, qualities and quantities, as the Lender in its sole discretion from time to time reasonably determines to be acceptable for borrowing, as to which Inventory, the Lender has a perfected security interest which is prior and superior to all security interests, claims, and all Encumbrances other than Permitted Encumbrances. Acceptable Inventory shall not include obsolete Inventory.

        "ACCOUNTS" and "ACCOUNTS RECEIVABLE" include, without limitation, "accounts" as defined in the UCC, and also all: accounts (other than the Escrow Account), accounts receivable, credit card receivables, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all "contract rights" as formerly defined in the UCC; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

        "ACH": Automated clearing house.

        "ACCOUNT DEBTOR": Has the meaning given that term in the UCC.

        "AFFILIATE": With respect to any two Persons, a relationship in which
               (a) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or
               (b) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or
               (c) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

        "AVAILABILITY": Is defined in Section 2-1(b)(i).

        "AVAILABILITY RESERVES": Such reserves as the Lender from time to time determines in the Lender's discretion as being appropriate to reflect the impediments to the Lender's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

                      (i) Rent (based upon past due rent and/or whether or not Landlord's Waiver, acceptable to the Lender , has been received by the Lender), which initially shall be zero dollars.

                      (ii) In store customer credits, which initially shall be 50% of the actual liability.

                      (iii) Gift Certificates, which initially shall be 50% of the actual liability.

                      (iv) Frequent Shopper Programs, which initially shall be zero dollars.

                      (v) Layaways and Customer Deposits, which initially shall be zero dollars.

                      (vi) Taxes and other governmental charges, including, ad valorem, personal property, and other taxes which might have priority over the security interests of the Lender in the Collateral, which initially shall be zero dollars.

                      (ix) Year 2000 compliance, which initially shall be zero dollars.

        "BANKRUPTCY CODE": Title 11, U.S.C., as amended from time to time.

        "BANKRUPTCY COURT": The bankruptcy court in which the Proceedings are pending.

        "BANKRUPTCY RECOVERIES": Any claim or recovery realized by the Borrower or which the Borrower may be entitled to assert by reason of any avoidance or other power vested in or on behalf of the Borrower or the estate of the Borrower under the following Sections of the Bankruptcy Code: 329, 347, 506, 510, 542, 543, 544, 545, 547,
               548, 549, 550, 551, 553, or 724.

        "BASE": The Base Rate announced from time to time by BankBoston, N.A.
               (or any successor in interest to BankBoston, N.A.) as its "prime rate". In the event that said bank (or any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Lender, in good faith, designates as the functional equivalent to said Base Rate. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set. In all events, interest which is determined by reference to Base (or any successor to Base) shall be calculated on a 360 day year and actual days elapsed.

        "BLOCKED ACCOUNT": Is defined in Section 7-3.

        "BORROWER":   Is defined in the Preamble.

        "BORROWING BASE": Is defined in Section 2-1(b)(ii).

        "BORROWING ORDER": Shall mean the interim financing order and such further interim, final and/or supplemental orders relating thereto or authorizing the granting of credit by the Lender to the Borrower pursuant to Section 364 of the Bankruptcy Code (as such Order may from time to time be amended with the written consent of the Lender and the Borrower).

        "BUSINESS DAY": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts, generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the Lender is not open to the general public to conduct business.

        "BUSINESS PLAN": The Borrower's business plan annexed hereto as EXHIBIT
               5-12(b) and any revision, amendment, or update of such business plan to which the Lender has provided its written sign-off.

        "CAPITAL EXPENDITURES": The expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

        "CAPITAL LEASE": Any lease which may be capitalized in accordance with GAAP.

        "CARVE OUT": Has that meaning given to it in the Borrowing Order.

        "CHANGE IN CONTROL": The occurrence of any of the following:

                      (a) The acquisition, by any group of persons (within the
               meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 20% or more of the issued and outstanding capital stock of the Borrower having the right, under ordinary circumstances, to vote for the election of directors of the Borrower.

                      (b) More than half of the persons who were directors of
               the Borrower on the first day of any period consisting of Twelve
               (12) consecutive calendar months (th first of which Twelve (12) month periods commencing with the first day of the month during which this Agreement was executed), cease, for any reason other than death or disability to be directors of the Borrower.

                      (c) All but one of the persons who were directors of the
               Borrower on the first day of any period consisting of Twelve (12) consecutive calendar months (the first of which Twelve (12) month periods commencing with the first day of the month during which this Agreement was executed), resign as directors of the Borrower prior to July 1, 1999.

        "CHATTEL PAPER": Has the meaning given that term in the UCC.

        "COLLATERAL": Is defined in Section 8-1.

        "COMMITMENT FEE": Is defined in Section 2-10.

        "CONCENTRATION ACCOUNT": Is defined in Section 7-3.

        "CONTROL AGREEMENT": The Investment Account Control Agreement by and between Borrower and Lender dated as of the date of this Agreement.

        "COST": The lower of

                      (a) the calculated cost of purchases, as determined from
               invoices received by the Borrower, the Borrower's purchase journal or stock ledger, based upon the Borrower's accounting practices, known to the Lender, which practices are in effect on the date on which this Agreement was executed; or

                      (b) the cost equivalent of the lowest ticketed or promoted price at which the subject inventory is offered to the public, after all mark-downs (whether or not such price is then reflected on the Borrower's accounting system), which cost equivalent is determined in accordance with the retail method of accounting, reflecting the Borrower's historic business practices. "Cost" does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrower's calculation of cost of goods sold.

        "COSTS OF COLLECTION": Includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the Lender's attorneys, and all reasonable costs incurred by the Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Lender, which costs and expenses are directly or indirectly related to or in respect of the Lender's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Lender's Rights and Remedies and/or any of the Lender's rights and remedies against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection are Liabilities, and at the

               Lender's option may bear interest at the interest rate payable on the Revolving Credit.

        "DDA": Any checking or other demand daily depository account maintained by the Borrower.

        "DEPOSIT ACCOUNT": Has the meaning given that term in the UCC.

        "DOCUMENTS": Has the meaning given that term in the UCC.

        "DOCUMENTS OF TITLE": Has the meaning given that term in the UCC.

        "EARLY TERMINATION FEE": Is defined in Section 2-13.

        "EBITDA": The Borrower's earnings before interest, taxes, depreciation, and amortization, each as determined in accordance with GAAP.

        "EMPLOYEE BENEFIT PLAN": As defined in ERISA.

        "ENCUMBRANCE":Each of the following:

                      (a) Any security interest, mortgage, pledge,
               hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

                      (b) The filing of any financing statement under the UCC or comparable law of any jurisdiction.

        "END DATE": The date upon which both (a) all Liabilities have been paid in full and (b) all obligations of the Lender to make loans and advances and to provide other financial accommodations to the Borrower hereunder shall have been irrevocably terminated.

        "ENVIRONMENTAL LAWS": All of the following:

                      (a) Any and all federal, state, local or municipal laws,
               rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulate or relate to, or impose any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

                      (b) The common law relating to damage to Persons or
               property from Hazardous Materials.

        "EQUIPMENT": Includes, without limitation, "equipment" as defined in the UCC, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrower's business, and any and all accessions or additions thereto, and substitutions therefor.

        "ERISA": The Employee Retirement Security Act of 1974, as amended.

        "ERISA AFFILIATE": Any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

        "ESCROW ACCOUNT": As defined in the Borrowing Order.

        "EVENTS OF DEFAULT": Is defined in Article 10.

        "FACILITY FEE": Is defined in Section 2-11.

        "FIXTURES": Has the meaning given that term in the UCC.

        "GAAP":     Principles which are consistent with those promulgated or
               adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, provided, however, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Lender, (a) the Borrower's compliance with the financial performance covenants imposed pursuant to Section 5-12 shall be determined as if such Material Accounting Change had not taken place and (b) the Borrower shall include, with its monthly, quarterly, and annual financial statements a schedule, certified by the Borrower's chief financial officer, on which the effect of such Material Accounting Change to the statement with which provided shall be described.

        "GENERAL INTANGIBLES": Includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Borrower; credit memoranda in favor of the Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action other than Bankruptcy Recoveries; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission;

               licenses; franchises; license agreements, including all rights of the Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semiconductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of the Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Borrower or credit extended or services performed, by the Borrower, whether intended for an individual customer or the general business of the Borrower, or used or useful in connection with research by the Borrower.

        "GOODS": Has the meaning given that term in the UCC.

        "GROSS MARGIN": With respect to the subject accounting period for which being calculated, the decimal equivalent of the following (determined in accordance with the retail method of accounting):

                        Sales (Minus) Cost of Goods Sold
                        --------------------------------

                                      Sales

        "HAZARDOUS MATERIALS": Any (a) hazardous materials, hazardous waste, hazardous or toxic substances, petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

        "INDEBTEDNESS": All Post-Petition indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

                      (a) In respect of money borrowed (including any
               indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

                      (b) In connection with any letter of credit or acceptance
               transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

                      (c) In connection with the sale or discount of accounts
               receivable or chattel paper of such Person.

                      (d) On account of deposits or advances.

                      (e) As lessee under Capital Leases.

               "Indebtedness" also includes:

                             (x) Indebtedness of others secured by an
                      Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

                             (y) Any guaranty, endorsement, suretyship or other
                      undertaking pursuant to which that Person may be liable on account of any obligation of any third party.

                             (z) The Indebtedness of a partnership or joint
                      venture in which such Person is a general partner or joint venturer.

        "INDEMNIFIED PERSON": Is defined in Section 14-11.

        "INSTRUMENTS": Has the meaning given that term in the UCC.

        "INVENTORY": Includes, without limitation, "inventory" as defined in the UCC and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrower, or used or consumed or to be used or consumed in the Borrower's business; Goods of said description in transit: returned, repossessed and rejected Goods of said description; and all documents (whether or not negotiable) which represent any of the foregoing.

        "INVENTORY ADVANCE RATE": The following percentage: The lesser of (i)
               Eighty Percent (80%) of the Net Liquidation Value of Acceptable Inventory or (ii) Seventy Percent of the Cost of Acceptable Inventory (in each case, net of Inventory Reserves).

        "INVENTORY RESERVES": Such Reserves as may be established from time to time by the Lender in the Lender's discretion with respect to the determination of the saleability, at retail, of the Acceptable Inventory or which reflect such other factors as affect the market value of the Acceptable Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

                             (i)    Seasonality.

                             (ii) Shrinkage, which initially shall be the sum of a base amount of $400,000.00 plus 2% of sales.

                             (iii)  Change in Inventory character.

                             (iv)   Change in Inventory composition.

                             (v)    Change in Inventory mix.

                             (vi)   Markdowns (both permanent and point of
                                    sale), or as may be realized in conjunction with the "Garden Club Program" to the extent discounts from the program exceed 8% of monthly sales.

                             (vii) Retail markons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

        Initial Inventory Reserves are set forth on EXHIBIT 5-4 hereto. Lender agrees not to reserve for obsolete Inventory.

        "INVESTMENT ACCOUNT": Is defined in Section 7.3(a) hereof.

        "INVESTMENT PROPERTY": Has the meaning given that term in the UCC.

        "LEASE": Any lease or other agreement, no matter how styled or structured, pursuant to which the Borrower is entitled to the use or occupancy of any space.

        "LEASEHOLD INTEREST": Any interest of the Borrower as lessee under any Lease.

        "LENDER": Is defined in the Preamble to the within Agreement.

        "LENDER'S RIGHTS AND REMEDIES": Is defined in Section 11-6.

        "LIABILITIES" (in the singular, "LIABILITY"): Includes, without limitation, all and each of the following, whether now existing or hereafter arising:

                      (a) Any and all direct and indirect liabilities, debts,
               and obligations of the Borrower to the Lender, each of every kind, nature, and description.

                      (b) Each obligation to repay any loan, advance,
               indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower to the

               Lender (including all future advances whether or not made pursuant to a commitment by the Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Lender may hold against the Borrower.

                      (c) All notes and other obligations of the Borrower now or hereafter assigned to or held by the Lender, each of every kind, nature, and description.

                      (d) All interest, fees, and charges and other amounts
               which may be charged by the Lender to the Borrower and/or which may be due from the Borrower to the Lender from time to time.

                      (e) All costs and expenses incurred or paid by the Lender
               in respect of any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

                      (f) Any and all covenants of the Borrower to or with the
               Lender and any and all obligations of the Borrower to act or to refrain from acting in accordance with any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender.

                      (g) Each of the foregoing as if each reference to the "
               Lender " therein were to each Affiliate of the Lender.

        "LINE (UNUSED) FEE": Is defined in Section 2-12.

        "LOAN ACCOUNT": Is defined in Section 2-6.

        "LOAN CEILING": Seven Million Dollars ($7,000,000.00), or such other amount as the Bankruptcy Court may approve in the Borrowing Order, or such lesser amount as the Lender may establish following the occurrence of an Event of Default hereunder.

        "LOAN DOCUMENTS": This Agreement, each instrument and document executed and/or delivered as contemplated by Article 3, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with the Lender or any Affiliate of the Lender, including, without limitation, any transaction which arises out of any cash management, depository, investment, letter of credit, interest rate protection, or equipment leasing services provided by the Lender or any Affiliate of the Lender, as each may be amended from time to time.

        "LOCAL DDA": A depository account maintained by the Borrower, the only contents of which may be transfers from the Funding Account and actually used solely (i) for petty cash purposes; or (ii) for payroll.

        "MANDATORY FEES": Has that meaning given that term in the Borrowing
               Order.

        "MATERIAL ACCOUNTING CHANGE": Any change in GAAP applicable to accounting periods subsequent to the Borrower's fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Borrower's financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrower, when compared with such condition or results as if such change had not taken place or where preparation of the Borrower's statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section 5-12 where such a breach would not have occurred if such change had not taken place or visa versa.

        "MATURITY DATE": The earliest to occur: (a) April ****, 1999, unless a final Borrowing Order has been entered by the Bankruptcy Court by such date, in which event the foregoing date shall be extended to April ***, 2001; (b) the date on which the Bankruptcy Court enters and order confirming a Plan in the Proceedings; (c) the date of conversion of the Borrower's Proceedings to a liquidation under Chapter 7 of the Bankruptcy Code.

        "NET LIQUIDATION VALUE": The net liquidation value of Inventory, as determined by Lender based upon a then current appraisal of such Inventory delivered to Lender from time to time pursuant to
               Section 5.10(d) of this Agreement.

        "OPERATING ACCOUNT": Is defined in Section 7-3.

        "PERMITTED ENCUMBRANCES": Those Encumbrances permitted as provided in
               Section 4-7(a) hereof.

        "PERSON": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

        "PLAN": A plan of reorganization for the Borrower pursuant to Chapter 11 of the Bankruptcy Code.

        "POST PETITION": Refers (depending upon the context in which used) to:
               obligations which arose after the initiation of the Proceedings; obligations, the payment or performance of which is secured by an Encumbrance which is senior to the security interests in the Collateral created hereby; and events which occur after the initiation of the Proceedings.

        "PROCEEDINGS": Those proceedings, pursuant to Chapter 11 of the Bankruptcy Code, initiated or to be initiated by the Borrower in Bankruptcy Court for the District of *** (Docket No. ***).

        "PROCEEDS": Includes, without limitation, "Proceeds" as defined in the UCC (defined below), and each type of property described in
               Section 8-1 hereof.

        "RECEIPTS": All cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral.

        "RECEIVABLES COLLATERAL": That portion of the Collateral which consists of the Borrower's Accounts, Accounts Receivable, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Investment Property, letters of credit for the benefit of the Borrower, and bankers' acceptances held by the Borrower, and any rights to payment.

        "RELATED ENTITY": (a) Any corporation, limited liability company, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, subsidiary, or affiliate, of the Borrower; could have such enterprise's tax returns or financial statements consolidated with the Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which the Borrower is a member; controls or is controlled by the Borrower or by any Affiliate of the Borrower.

                          (b) Any Affiliate.

        "REQUIREMENT OF LAW": As to any Person:

                          (a)(i) All statutes, rules, regulations, orders, or
               other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

                             (b) That Person's charter, certificate of
               incorporation, articles of organization, and/or other organizational documents, as applicable; and (c) that Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

        "RESERVES": All (if any) Availability Reserves and Inventory Reserves.

        "REVOLVING CREDIT": Is defined in Section 2-1.

        "REVOLVING CREDIT NOTE": Is defined in Section 2-7.

        "STORE CLOSING ORDER": Is defined in Section 3.11.

        "SUSPENSION EVENT": Any occurrence, circumstance, or state of facts which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

        "TERMINATION DATE": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 10-11 hereof; or (c) date set by notice by the Lender to the Borrower, which notice sets the Termination Date on account of the occurrence of any Event of Default other than as described in Section 10-11 hereof.

        "UCC": The Uniform Commercial Code as presently in effect in Massachusetts (Mass. Gen. Laws, Ch. 106).

        "YEAR 2000 COMPLIANT": Computer applications, imbedded microchips, and other systems and subsystems which properly recognize and perform their intended function without any adverse effect on account of their respective inability to recognize certain dates prior to, on, and after December 31, 1999 or on account of their treating any date prior to, on, or after December 31, 1999 other than as the specific date in question.


ARTICLE II - THE REVOLVING CREDIT:

        2.1 Establishment of Revolving Credit.

            (a) The Lender hereby establishes a revolving line of credit (the "REVOLVING CREDIT") in the Borrower's favor pursuant to which the Lender, subject to, and in accordance with, this Agreement, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrower as provided herein. The amount available for borrowing under the Revolving Credit shall be determined by the Lender by reference to Availability, as determined by the Lender from time to time.

            (b) As used herein, the following terms have the following meanings:


                (i) "AVAILABILITY" refers at any time to the result of the following:

                             (A) Borrowing Base.

                             Minus

                             (B) The then unpaid principal balance of the Loan
                       Account.

                (ii) "BORROWING BASE" refers at any time to the lesser of
                     2-1(b)(ii)(A) or 2-1(b)(ii)(B), where:

                     (A) is the Loan Ceiling.

                     (B) is the result of the following:

                         (I)   The Inventory Advance Rate.

                         Minus

                         (II)  The then aggregate of the Availability Reserves.

                         Minus

                         (III) The Carve Out.

                         Minus

                         (IV)  Mandatory Fees.

            (c) Availability shall be based upon Borrowing Base Certificates furnished as provided in Section 5-4 hereof.

            (d) The proceeds of borrowings under the Revolving Credit shall be used solely in accordance with the Business Plan for working capital purposes of the Borrower including, if necessary, the repayment of the Borrower's working capital facility with Foothill Capital Corporation, and for its Capital Expenditures, all solely to the extent permitted by this Agreement.

        2.2 Advances in Excess of Borrowing Base. The Lender does not have any obligation to make any loan or advance, or otherwise to provide any credit for the benefit of the Borrower such that the balance of the Loan Account exceeds the Borrowing Base. The making of loans, advances, and credits and the providing of financial accommodations in excess of the Borrowing Base is for the benefit of the Borrower and does not affect the obligations of the Borrower hereunder; such loans, advances, credits, and financial accommodations constitute Liabilities. The making of any such loans, advances, and credits and the providing of financial accommodations, on any one occasion such that the Borrowing Base is exceeded shall not obligate the Lender to make any such loans, credits, or advances or to provide any financial accommodation on any other occasion nor to permit such loans, credits, or advances to remain outstanding.

        2.3 Risks of Value of Collateral. The Lender's reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Lender relative to the actual value of the asset in question. All risks concerning the saleability of the Borrower's Inventory are and remain upon the Borrower. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Lender in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

        2.4 Loan Requests.

            (a) Subject to the provisions of this Agreement, a loan or advance under the Revolving Credit duly and timely requested by the Borrower shall be made pursuant hereto, provided that:

                (i)  Borrowing Base will not be exceeded; and
               (ii)  The Revolving Credit has not been suspended as provided in
Section 2-4(i).

            (b) Requests for loans and advances under the Revolving Credit may be requested by the Borrower in such manner as may from time to time be reasonably acceptable to the Lender.

            (c) Subject to provisions of this Agreement, a request for a loan or advance (in each instance in an amount which is not less than $10,000.00) shall be made by 11:00AM PST on a Business Day will be made by the end of business on that Business Day; otherwise, by the end of the then next Business Day.

            (d) Any request for a Revolving Credit Loan or for the conversion of a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Libor Business Day, as applicable. Each request for a Revolving Credit Loan or for the conversion of a Revolving Credit Loan shall be made in such manner as may from time to time be acceptable to the Lender

            (e) If, during the Fifteen (15) days immediately preceding the day on which a loan request is made there has been no unpaid principal balance in the Loan Account on account of loans and advances under the Revolving Credit, the loan so requested shall be made (subject to all other provisions of this Agreement) no later than the Fifth Business Day after (and not counting) the day on which the loan otherwise would have been made as provided above.

            (f) The Lender may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Lender, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Borrower and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Lender's being furnished with such documentation concerning that Person's authority to act as may be satisfactory to the Lender.

            (g) A request by the Borrower for loan or advance, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by the Borrower that as of the date of such request, each of the following is true and correct:

                (i) There has been no material adverse change in the Borrower's financial condition from the most recent financial information furnished Lender pursuant to this Agreement.

                (ii) The Borrower is in compliance with, and has not breached any of, its covenants contained in this Agreement.

                (iii) All or a portion of any loan or advance so requested will be set aside by the Borrower to cover all of the Borrower's obligations for sales tax on account of sales since the then most recent borrowing pursuant to the Revolving Credit.

                (iv) Each representation which is made herein or in any of the Loan Documents (defined below) is then true and complete as of and as if made on the date of such request.

                (v) To its knowledge, no Suspension Event is then extant.

            (h) Upon the occurrence from time to time of any Suspension Event:

                (i) The Lender may suspend the Revolving Credit immediately.

                (ii) The Lender shall not be obligated, during such suspension, to make any loans or advance, or to provide any financial accommodation hereunder.

        2.5 Making of Loans Under Revolving Credit.

            (a) A loan or advance under the Revolving Credit shall be made by the transfer of the proceeds of such loan or advance to the Operating Account or as otherwise instructed by the Borrower.

            (b) A loan or advance shall be deemed to have been made under the Revolving Credit (and the Borrower shall be indebted to the Lender for the amount thereof immediately) at the following:

                (i) The Lender's initiation of the transfer of the proceeds of such loan or advance in accordance with the Borrower's instructions (if such loan or advance is of funds requested by the Borrower).

                (ii) The charging of the amount of such loan to the Loan Account (in all other circumstances).

            (c) There shall not be any recourse to or liability of the Lender, on account of:

                (i) Any delay in the making of any loan or advance requested under the Revolving Credit.

                (ii) Any delay in the proceeds of any such loan or advance constituting collected funds.

                (iii) Any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Lender in accordance with wire instructions provided to the Lender by the Borrower.


        2.6 The Loan Account.

            (a) An account ("LOAN ACCOUNT") shall be opened on the books of the Lender. A record may be kept in the Loan Account of all loans made under or pursuant to this Agreement and of all payments thereon.

            (b) The Lender may also keep a record (either in the Loan Account or elsewhere, as the Lender may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed the Lender on account of the Liabilities and of all credits against such amounts so owed.

            (c) All credits against the Liabilities shall be conditional upon final payment to the Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

            (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Lender may deem fees, service charges, accrued interest, and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

            (e) The Lender, without the request of the Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Lender is entitled from the Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in Borrowing Base's being exceeded. Such action on the part of the Lender shall not constitute a waiver of the Lender's rights and Borrower's obligations under Section 2-8(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2-6(e) shall bear interest.

            (f) Any statement rendered by the Lender to the Borrower concerning the Liabilities shall be considered correct and accepted by the Borrower and shall be conclusively binding upon the Borrower unless the Borrower provides the Lender with written objection thereto within ninety (90) days from the date Borrower receives such statement, which written objection shall indicate, with particularity, the reason for such objection, except in the case of fraud, in which case, the Borrower may object to any such statement anytime prior to the End Date. The Loan Account and the Lender's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

        2.7 The Revolving Credit Note. The obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by a note (the "REVOLVING CREDIT NOTE") in the form of EXHIBIT 2-7, annexed hereto, executed by the Borrower. Neither the original nor a copy of the Revolving Credit Note shall be required, however, to establish or prove any Liability. In the event that the Revolving Credit Note is ever lost, mutilated, or destroyed, the Borrower shall execute a replacement thereof and deliver such replacement to the Lender. In the event of a lost, mutilated or destroyed note, Lender shall, upon request by Borrower, execute an affidavit to that effect.

        2.8 Payment of The Loan Account.

            (a) The Borrower may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date.

            (b) The Borrower, without notice or demand from the Lender, shall pay the Lender that amount, from time to time, which is necessary so that the unpaid balance of the Loan Account does not exceed the Borrowing Base.

            (c) The Borrower shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

        2.9 Interest.

            (a) The unpaid principal balance of the Loan Account shall bear interest, until repaid (calculated based upon a 360-day year and actual days elapsed), at the aggregate of Base plus One Percent (1%) per annum.

            (b) Following the occurrence of any Event of Default (and whether or not the Lender exercises any of the Lender's rights on account of such Event of Default), all loans and advances made under the Revolving Credit shall bear interest, at the option of the Lender at a rate which is the aggregate of the rate provided for in Section 2-9(a), above, plus Three Percent (3%) per annum.

            (c) Accrued interest shall be payable:

                (i) Monthly in arrears on the first day of the month next following that during which such interest accrued.

                (ii)  On the Termination Date.

                (iii) On the End Date.

        2.10 Commitment Fee.

            (a) As compensation for the Lender's commitment to make loans and advances to the Borrower and as compensation for the Lender's maintenance of sufficient funds available for such purpose, the Lender has earned a COMMITMENT FEE (so referred to herein) of $ 75,000.00.

               (b) The Commitment Fee shall be paid as follows: Lender acknowledges receipt of $25,000.00. The Borrower shall pay the balance, of the Commitment Fee $50,000.00, at closing.

        2.11 Facility Fee.

            (a) In addition to any other fee or expense paid by the Borrower on account of the Revolving Credit, the Borrower shall pay the Lender a FACILITY FEE (so referred to herein) equal $3,000.00 per month.

                      (i) A proration of such monthly installment shall be paid out of the first advance under the Revolving Credit for the period beginning with the date on which a Borrowing Order is first entered by the Bankruptcy Court and ending on the last day of the month of such execution.

                      (ii) A monthly installment shall be paid on the first day of the month next following that during which this Agreement is executed and on the first day of each month thereafter, until the entire Facility Fee has been paid.


        2.12 Line (Unused) Fee. In addition to any other fee by the Borrower on account of the Revolving Credit, the Borrower shall pay the Lender a LINE (UNUSED) FEE (so referred to herein) in arrears, on the first day of each quarter (and on the Termination Date). The Line (Unused) Fee shall be equal to One Quarter of One Percent (0.25%) per annum of the average difference, during the quarter just ended (or relevant period with respect to the payment being made on the Termination Date) between the Loan Ceiling and the unpaid principal balance of the Loan Account.

        2.13 Early Termination Fee.

             (a) In the event that the Termination Date occurs, for any reason, prior to the Maturity Date, the Borrower shall pay the Lender the EARLY TERMINATION FEE (so referred to herein) determined and payable as follows:

                 (i) If the Termination Date occurs on or before April__, 2000, the Borrower shall pay an Early Termination Fee of Three Quarters of One

        Percent (0.75%) of the Loan Ceiling existing as of the date of this Agreement.

                 (ii) If the Termination Date occurs on or before April __, 2001, the Borrower shall pay an Early Termination Fee of One Half of One Percent (0.50%) of the Loan Ceiling existing as of the date of this Agreement.

No Early Termination Fee shall be payable if Lender or an Affiliate of Lender refinances the Revolving Credit, it being understood that nothing contained herein shall obligate or commit Lender or its Affiliates to make such refinancing available to the Borrower.

        2.14 Concerning Fees.

             (a) In addition to any other right to which the Lender is then entitled on account thereof, the Lender may assess an additional fee payable by the Borrower on account of the accommodation, from time to time, by the Lender to the Borrower's request that the Lender depart or dispense with one or more of the administrative provisions of this Agreement and/or the Borrower's failure to comply with any of such provisions.

                 (i) By way of non-exclusive example, the Lender may assess a fee on account of any of the following:

                     (A) The Borrower's failure to pay that amount which is
               necessary so that the principal balance of the Loan Account does not exceed Borrowing Base (as required under Section 2-8(b) hereof).

                     (B) The providing of a loan or advance under the Revolving
               Credit or charging of the Loan Account such that the Borrowing Base would be exceeded.

                     (C) The foreshortening of any of the time frames with
               respect to the making of Revolving Credit Loans as set forth in
               Section 2-4(a).

                     (D) The Borrower's failure to provide a financial statement or report within the applicable timeframe provided for such report under Article 5 hereof.

                 (ii) The inclusion of the foregoing right on the part of the Lender to assess a fee does not constitute an obligation, on the part of the Lender, to waive any provision of this Agreement under any circumstances. The assessment of any such fee in any particular circumstance shall not constitute the Lender's waiver of any breach of this Agreement on account of which such fee was assessed nor a course of action on which the Borrower may rely.

             (b) The Borrower shall not be entitled to any credit, rebate or repayment of the Commitment Fee, Facility Fee, Line (Unused) Fee, Early Termination Fee, or other fee previously earned by the Lender pursuant to this Agreement notwithstanding any termination of this Agreement or suspension or termination of the Lender's obligation to make loans and advances hereunder.

        2.15 Lender's Discretion.

             (a) Each reference in the Loan Documents to the exercise of discretion or the like by the Lender shall be to that Person's exercise of its judgement, in good faith (which shall be presumed), based upon that Person's consideration of any such factor as the Lender, taking into account information of which that Person then has actual knowledge, believes:

                      (i) Will or reasonably could be expected to affect the value of the Collateral, the enforceability of the Lender's security and collateral interests therein, or the amount which the Lender would likely realize therefrom (taking into account delays which may possibly be encountered in the Lender's realizing upon the Collateral and likely Costs of Collection).

                      (ii) Indicates that any report or financial information delivered to the Lender by or on behalf of the Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of this Agreement.

                      (iii)  Constitutes a Suspension Event.

             (b) In the exercise of such judgement, the Lender also may take into account any of the following factors:

                 (i) Those included in, or tested by, the definitions of "Acceptable Inventory," "Retail," and "Cost".

                 (ii) The current financial and business climate of the industry in which the Borrower competes (having regard for the Borrower's position in that industry).

                 (iii) General macroeconomic conditions which have a material effect on the Borrower's cost structure.

                 (iv) Material changes in or to the mix of the Borrower's Inventory.

                 (v) Seasonality with respect to the Borrower's Inventory and patterns of retail sales.

                 (vi) Such other factors as the Lender determines as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrower.

             (c) The burden of establishing the failure of the Lender to have acted in a reasonable manner in such Person's exercise of discretion shall be the Borrower's.

        2.16 Increased Costs.

             If, as a result of any requirement of law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which, in a material respect:

             (a) subjects the Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by the Borrower to the Lender under this Agreement (except for taxes on the Lender's overall net income or capital imposed by the jurisdiction in which the Lender's principal or lending offices are located);

             (b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of the Lender;

             (c) imposes on the Lender any other condition with respect to any Loan Document; or

             (d) imposes on the Lender a requirement to maintain or allocate capital in relation to the Liabilities;

and the result of any of the foregoing, in the Lender's reasonable opinion, is to increase the cost to the Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by the Lender in respect of any loan, advance or financial accommodation by an amount which the Lender deems to be material, then upon the Lender's giving written notice thereof, from time to time, to the Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrower shall within thirty (30) days thereafter pay to the Lender , upon receipt of such notice, that amount which shall compensate the Lender for such additional cost or reduction in income.


ARTICLE  3. CONDITIONS PRECEDENT:

        As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, and the making of the first loan under the Revolving Credit, each of the documents respectively described in Sections 3-1 through and including 3-4, (each in form and substance satisfactory to the Lender) shall have been delivered to the Lender, and the conditions respectively described in Sections 3-5 through and including 3-11, shall have been satisfied:

        3.1 Corporate Due Diligence.

            (a) A Certificate of corporate good standing issued by the Secretary of State of Washington.

            (b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature of the Borrower's business conducted or assets owned could require such qualification.

            (c) A Certificate of the Borrower's Clerk of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

        3.2 Opinion. An opinion of counsel to the Borrower in form and substance satisfactory to the Lender .

        3.3 Additional Documents. Such additional instruments and documents as the Lender or its counsel reasonably may require or request, including but not limited to:

            (a) A Control Agreement.

        3.4 Officers' Certificates. If needed, Certificates executed by the President and the Chief Financial Officer of the Borrower and stating that the representations and warranties made by the Borrower to the Lender in the Loan Documents are true and complete as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

        3.5 Representations and Warranties. Each of the representations made by or on behalf of the Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of the Borrower shall be true and complete as of the date as of which such representation or warranty was made.

        3.6 Minimum Excess Availability. The Borrowing Base, after giving effect to the first funding under the Revolving Credit; all then held checks (if any); accounts payable which are beyond credit terms then accorded the Borrower; overdrafts; any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby is not less than Five Million Dollars ($5,000,000.00).

        3.7 All Fees and Expenses Paid. All fees due at or immediately after the first funding under the Revolving Credit and all costs and expenses incurred by the Lender in connection with the establishment of the credit facility contemplated hereby (including the fees and expenses of counsel to the Lender) shall have been paid.

        3.8 No Suspension Event. No Suspension Event shall then exist.

        3.9 No Adverse Change. No event, other than Borrower's commencement of the Proceedings, shall have occurred or failed to occur, which occurrence or failure is or could have a materially adverse effect upon the Borrower's financial condition when compared with such financial condition at February 28, 1999.

        3.10 Borrowing Order. There shall have been entered in the Proceedings the Borrowing Order approving the establishment of the credit facility contemplated hereby, which Borrowing Order shall be in form and substance satisfactory to the Lender and which shall not have been stayed, modified, appealed, reversed, or otherwise affected.

        3.11 Store Closing Order. There shall have been filed in the Proceedings a motion by the Borrower seeking entry of the Store Closing Order, so referred to herein, by the Bankruptcy Court approving the closing of stores and the rejection of the leases identified on EXHIBIT 4-6(b) hereto by the Borrower, which order shall be in form and substance satisfactory to the Lender.

No document shall be deemed delivered to the Lender until received and accepted by the Lender at its head offices in Boston, Massachusetts. Under no circumstances will this Agreement take effect until executed and accepted by the Lender at said head office.


ARTICLE  4 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

        To induce the Lender to establish the loan arrangement contemplated herein and to make loans and advances and to provide financial accommodations under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) the Borrower, in addition to all other representations, warranties, and covenants made by the Borrower in any other Loan Document, makes those representations, warranties, and covenants included in this Agreement.

        4.1 Payment and Performance of Liabilities. The Borrower shall pay each Liability when due (or when demanded if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

        4.2 Due Organization - Corporate Authorization - No Conflicts.

            (a) The Borrower presently is and shall hereafter remain in good standing as Washington corporation and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of the Borrower's assets or operation of the Borrower's business, such qualification may be necessary.

            (b) The Borrower shall not change its State of incorporation nor its taxpayer identification number.

            (c) The Borrower has all requisite corporate power and authority to execute and deliver all Loan Documents to which the Borrower is a party and has and will hereafter retain all requisite corporate power to perform all Liabilities.

            (d) The execution and delivery by the Borrower of each Loan Document to which it is a party; the Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of security interests by the Borrower as contemplated hereby); the Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:


                (i) Have been duly authorized by all necessary corporate action.

                (ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of the Borrower.

                (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of the Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

            (e) The Loan Documents have been duly executed and delivered by Borrower and are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

        4.3 Trade Names.

            (a) EXHIBIT 4-3, annexed hereto, is a listing of:

                (i) All names under which the Borrower ever conducted its business.

                (ii) All entities and/or persons with whom the Borrower ever consolidated or merged, or from whom the Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such entity's or person's assets.

            (b) The Borrower will not change its name or conduct its business under any name not listed on EXHIBIT 4-3 except (i) upon not less than twenty-one (21) days prior written notice (with reasonable particularity) to the Lender and (ii) in compliance with all other provisions of this Agreement.

        4.4 Infrastructure.

            (a) The Borrower has and will maintain a sufficient infrastructure to conduct its business as presently conducted and as contemplated to be conducted as described in the Business Plan.

            (b) To the Borrower's knowledge, the Borrower owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrower's conduct of the Borrower's business.

            (c) The conduct by the Borrower of the Borrower's business does not, to the Borrower's knowledge, presently infringe (nor will the Borrower conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

        4.5 Year 2000 Compliance.

            (a) Based upon a diligent inquiry undertaken by the Borrower, it appears that, except as set forth on EXHIBIT 4-5, annexed hereto, the Borrower's operations are Year 2000 Compliant.

            (b) The Borrower has developed a plan and timetable with respect to the Borrower's operations becoming fully Year 2000 Compliant as set forth on
EXHIBIT 4-5 and has committed adequate resources to execute that plan and to meet such timetable.

            (c) Following the Borrower's operations becoming Year 2000 Compliant, the Borrower will not suffer or permit its operations thereafter to cease to be Year 2000 Compliant in any manner which might have more than a de minimus effect on its operations.

        4.6 Locations.

            (a) The Collateral, and the books, records, and papers of Borrower pertaining thereto, are kept and maintained solely at the Borrower's chief executive offices of the Borrower stated in the Preamble of this Agreement, and at those locations which are listed on EXHIBIT 4-6(a), annexed hereto, which
EXHIBIT includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that the Borrower owns the subject location) and of all service bureaus with which any such records are maintained and the names and addresses of each of the Borrower's landlords.

            (b) The Borrower shall not remove any of the Collateral from said chief executive office or those locations listed on EXHIBIT 4-6(a) except to:

                (i) accomplish sales of Inventory in the ordinary course of business; or

                (ii) move Inventory from one such location to another such location; or

                (iii) utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles); or

                (iv) accomplish sales of Inventory as contemplated by the Store Closing Order.

            (c) The Borrower will not:

                (i) Execute, alter, modify, or amend any Lease except with both the approval of the Bankruptcy Court and the prior written consent of the Lender.

                (ii) Commit to, or open or close any location at which the Borrower maintains, offers for sales, or stores any of the Collateral, except with both the approval of the Bankruptcy Court and the prior written consent of the Lender. Lender has consented to the closing of the Borrower's stores listed on EXHIBIT 4-6(B).

               (d) Except as otherwise disclosed on EXHIBIT 4-6(c) and as contemplated by the Store Closing Order or pursuant to, or permitted by, this
Section 4-6, no tangible personal property of the Borrower is in the care or custody of any third party or stored or entrusted with a bailee or other third party and no more than Four Million Dollars ($4,000,000.00) of such tangible personal property, valued at Cost, at any one time shall hereafter be placed under such care, custody, storage, or entrustment.

        4.7 Title to Assets.

            (a) The Borrower is, and shall hereafter remain, the owner of the Collateral free and clear of all Encumbrances with the exceptions of the following (the "PERMITTED ENCUMBRANCES"):

                (i)  Encumbrances in favor of the Lender.

                (ii) Those Encumbrances (if any) listed on EXHIBIT 4-7, annexed hereto.

            (b) The Borrower does not and shall not have possession of any property on consignment to the Borrower.

            (c) The Borrower shall not acquire or obtain the right to use any Equipment, the acquisition or right to use of which Equipment is otherwise permitted by this Agreement, in which Equipment any third party has an interest, except for:

                (i) Equipment which is merely incidental to the conduct of the Borrower's business.

                (ii) Equipment, the acquisition or right to use of which has been consented to by the Lender, which consent may be conditioned upon the Lender's receipt of such agreement with the third party which has an interest in such Equipment as is satisfactory to the Lender.


        4.8 Indebtedness. The Borrower does not and shall not hereafter have any Indebtedness with the exceptions of:

            (a) Any Indebtedness to the Lender .

            (b) The Indebtedness (if any) listed on EXHIBIT 4-8, annexed hereto.

        4.9 Insurance Policies.

            (a) EXHIBIT 4-9, annexed hereto, is a schedule of all insurance policies owned by the Borrower or under which the Borrower is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor the Borrower is in default or violation of any such policy.

            (b) The Borrower shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Lender. The coverage reflected on EXHIBIT 4-9 presently satisfies the foregoing requirements, it being recognized by the Borrower, however, that such requirements may change hereafter to reflect changing circumstances. All insurance carried by the Borrower shall provide for a minimum of Sixty (60) days' written notice of cancellation to the Lender and all such insurance which covers the Collateral shall include an endorsement in favor of the Lender, which endorsement shall provide that the insurance, to the extent of the Lender's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrower or by the failure of the Borrower to comply with any warranty or condition of the policy. In the event of the failure by the Borrower to maintain insurance as required herein, the Lender , at its option, may obtain such insurance, provided, however, the Lender's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have maintained such insurance. The Borrower shall furnish to the Lender certificates or other evidence satisfactory to the Lender regarding compliance by the Borrower with the foregoing insurance provisions.

            (c) The Borrower shall advise the Lender of each Post-Petition claim in excess of $50,000.00 made by the Borrower under any policy of insurance which covers the Collateral and will permit the Lender , at the Lender's option in each instance, to the exclusion of the Borrower, to conduct the adjustment of each such claim (and of all claims following the occurrence of any Suspension Event). The Borrower hereby appoints the Lender as the Borrower's attorney in fact to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Lender any and all drafts and other instruments with respect to such insurance. The within appointment, being coupled with an interest, is exerciseable following the occurrence and during the continuance of an Event of Default hereunder and is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender . The Lender shall not be liable on account of any exercise pursuant to said power except for any exercise in actual willful misconduct and bad faith. The Lender may apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in such order of application as the Lender may determine.

        4.10 Licenses. Each license, distributorship, franchise, and similar agreement issued to, or to which the Borrower is a party is in full force and effect. The Borrower and, to the Borrower's knowledge, no other party to any such license or agreement is in default or violation thereof beyond any applicable grace period. The Borrower has not received any notice or threat of cancellation of any such license or agreement.

        4.11 Leases.EXHIBIT 4-11, annexed hereto, is a schedule of all presently effective Capital Leases. Exhibit 4-6 includes a list of all other presently effective Leases. Each of such Leases and Capital Leases is in full force and effect. To the Borrower's knowledge, no party to any such Capital Lease is in default or violation of any such Capital Lease and the Borrower has not received any notice or threat of cancellation of any such Capital Lease. Pursuant to the Borrower's Business Plan and the Store Closing Order, the Borrower intends to close certain stores and assume and assign or reject the Leases for those stores. Borrower has received notices of default for failure to pay rent from the landlords for some of the stores the Borrower intends to close. Other than with respect to certain of the stores to be closed, to Borrower's knowledge, Borrower is not in default under any other Lease and the Borrower has not received any notice or threat of cancellation of any Lease.

        4.12 Requirements of Law. To the Borrower's knowledge, the Borrower is in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law. The Borrower has not received any notice of any violation of any Requirement of Law (whether or not such violation is material), which violation has not been cured or otherwise remedied.

        4.13 Maintain Properties. The Borrower shall:

             (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

             (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

             (c) Not use any of the Collateral in violation of any policy of insurance thereon.

             (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

                 (i)   The sale of Inventory in compliance with this Agreement.

                 (ii) The disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of the Borrower.

                 (iii) The turning over to the Lender of all Receipts as provided herein.

                 (iv) The disposition of damaged or defective goods having a cumulative Cost, not in excess of $50,000.00 per month, credit for which is given the Borrower by the vendor thereof.

                 (v) On not less than Fifteen (15) days prior written notice (with reasonable particularity) to the Lender in each instance, the exchange of Inventory, for like-kind Inventory of equal or greater Retail value, in connection with a replacement of one Inventory supplier with another or the exchange of Inventory from the same supplier with other Inventory of like or greater value.

                 (vi) Sale of Collateral in accordance with the Store Closing Order.

        4.14 Pay Taxes.

             (a) Except as set forth in EXHIBIT 4-14, the Borrower has not received written notice that the Internal Revenue Service intends to examine any federal income tax returns of the Borrower. With respect to any such examinations disclosed on EXHIBIT 4-14, either (i) the Borrower has received written notice from the Internal Revenue Service that the Internal Revenue Service has completed its examination of such federal income tax returns, or

(ii) the status of such examination is described on EXHIBIT 4-14. All deficiencies, assessments, and other amounts asserted as a result of any Internal Revenue Service examinations have been fully paid or settled. No agreement is extant which waives or extends any statute of limitations applicable to the right of the Internal Revenue Service to assert a deficiency or make any other claim for or in respect to federal income taxes. No issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by the Internal Revenue Service.

             (b) Except as set forth in EXHIBIT 4-14, the Borrower has not received written notice that any state or local taxing authority intends to examine any state or local tax returns of the Borrower. With respect to any such examinations disclosed on EXHIBIT 4-14, (a) the Borrower has received written notice from the respective state and local taxing authorities to which the Borrower is subject that such authorities have completed their respective examination of the Borrower's returns for all state and local income, excise, sales, and other taxes for which the Borrower is liable for the respective tax years referenced on EXHIBIT 4-14, annexed hereto, or (b) the status is described on EXHIBIT 4-14. All deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled. No agreement is extant which waives or extends any statute of limitations applicable to the right of any state taxing authority to assert a deficiency or make any other claim for or in respect to any such state taxes. No issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any state or local taxing authority.

             (c) Except as disclosed on said EXHIBIT 4-14, there are no examinations of or with respect to the Borrower presently being conducted by the Internal Revenue Service or any other taxing authority.

             (d) The Borrower has, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against the Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of the Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon the Borrower by reason of withholding from employees' pay or by reason of the Borrower's receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom the Borrower is obligated to so file.

             (e) At its option, the Lender may, but shall not be obligated to, pay any taxes, unemployment contributions, and any and all other charges levied or assessed upon the Borrower or the Collateral by any person or entity or governmental authority, and make any contributions or other payments on account of the Borrower's Employee Benefit Plan as the Lender , in the Lender's discretion, may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, provided, however, the Lender's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have made such payment.

        4.15 No Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

        4.16 ERISA. Neither the Borrower nor any ERISA Affiliate ever has or hereafter shall:

             (a) Violate or fail to be in full compliance with the Borrower's Employee Benefit Plan.

             (b) Fail timely to file all reports and filings required by ERISA to be filed by the Borrower.

             (c) Engage in any "prohibited transactions" or "reportable events" (respectively as described in ERISA).

             (d) Engage in, or commit, any act such that a tax or penalty could be imposed upon the Borrower on account thereof pursuant to ERISA.

             (e) Accumulate any material funding deficiency within the meaning of ERISA.

             (f) Terminate any Employee Benefit Plan such that a lien could be asserted against any assets of the Borrower on account thereof pursuant to ERISA.

             (g) Be a member of, contribute to, or have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of
Section 4001(a) of ERISA.

        4.17 Hazardous Materials.

             (a) The Borrower has never:

                 (i) Been legally responsible for any release or threat of release of any Hazardous Material.

                 (ii) Received notification of any release or threat of release of any Hazardous Material from any site or vessel occupied or operated by the Borrower and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel.

             (b) The Borrower shall:

                 (i) Dispose of any Hazardous Material only in compliance with all Environmental Laws.

                 (ii) Not store on any site or vessel occupied or operated by the Borrower and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of the Borrower's business and is in compliance with all Environmental Laws.

             (c) The Borrower shall provide the Lender with written notice upon the Borrower's obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss the Borrower may be liable.

        4.18 Litigation. Except as described in EXHIBIT 4-18, annexed hereto, there is not presently pending against the Borrower any suit, action, proceeding, or investigation which, if determined adversely to the Borrower, would have a material adverse effect upon the Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future. Except for actions arising from non-payment of rent under certain of the Leases, to Borrower's knowledge, there is no litigation threatened against the Borrower.

        4.19 Dividends or Investments. The Borrower shall not:

             (a) Pay any cash dividend or make any other distribution in respect of any class of the Borrower's capital stock.

             (b) Own, redeem, retire, purchase, or acquire any of the Borrower's capital stock.

             (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity.

             (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity.

             (e) Consolidate any of the Borrower's operations with those of any other corporation or other entity.

             (f) Organize or create any Related Entity.

             (g) Subordinate any debts or obligations owed to the Borrower by any third party to any other debts owed by such third party to any other Person.

             (h) Acquire any assets other than in the ordinary course and conduct of the Borrower's business as conducted at the execution of this Agreement

        4.20 Loans. The Borrower shall not make any loans or advances to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

             (a) Advance payments made to the Borrower's suppliers in the ordinary course.

             (b) Advances to the Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrower, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by the Borrower.

        4.21 Protection of Assets. The Lender, in the Lender's discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action that the Lender may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Lender shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Lender has had an opportunity to be heard), from which finding no further appeal is available, that the Lender had acted in actual bad faith or in a grossly negligent manner. The Borrower shall pay to the Lender, on demand, or the Lender, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Lender pursuant to this section. The obligation of the Borrower to pay such amounts is a Liability.

        4.22 Line of Business. The Borrower shall not engage in any business other than the business in which it is currently engaged or a business reasonably related thereto (the conduct of which reasonably related business is reflected in the Business Plan).

        4.23 Affiliate Transactions. The Borrower shall not make any payment, nor give any value to any Related Entity except for goods and services actually purchased by the Borrower from, or sold by the Borrower to, such Related Entity for a price and on terms which shall

             (a) be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

             (b) no be less favorable from those which would have been charged in an arms length transaction.

        4.24 Additional Assurances.

             (a) The Borrower is not the owner of, nor has it any interest in, any property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 3) will be not be subject to a perfected security or other collateral interest in favor of the Lender (subject only to Permitted Encumbrances) to secure the Liabilities.

             (b) The Borrower will not hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected security or other collateral interest in favor of the Lender to secure the Liabilities (subject only to Permitted Encumbrances).

             (c) The Borrower shall execute and deliver to the Lender such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Lender may reasonably request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Lender's security interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. The Borrower shall execute all such instruments as may be required by the Lender with respect to the recordation and/or perfection of the security interests created herein.

             (d) The Borrower hereby designates the Lender as and for the Borrower's true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Lender's security and other collateral interests in the Collateral.

             (e) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this
Section 4-24 shall be sufficient for filing to perfect the security interests granted herein.


        4.25 Adequacy of Disclosure.

             (a) All financial statements furnished to the Lender by the Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrower at the date(s) thereof and the results of operations and cash flows for the period(s) covered. There has been no change in the financial condition, results of operations, or cash flows of the Borrower since the date(s) of such financial statements (except as disclosed to the Lender in the Business Plan or otherwise in writing), other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

             (b) To the Borrower's knowledge, the Borrower does not have any material contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Borrower's financial statements furnished to the Lender or otherwise disclosed to the Lender in writing prior to the execution of this Agreement.

             (c) No document, instrument, agreement, or paper now or hereafter given the Lender by or on behalf of the Borrower or any guarantor of the Liabilities in connection with the execution of this Agreement by the Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrower which has, or which, in the foreseeable future could have, a material adverse effect on the financial condition of the Borrower or any such guarantor which has not been disclosed in writing to the Lender.

        4.26 Other Covenants. The Borrower shall not indirectly do or cause to be done any act which, if done directly by the Borrower, would breach any covenant contained in this Agreement.


ARTICLE 5 - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:

        5.1 Maintain Records. The Borrower shall:

            (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrower's transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the periods in question.

            (b) Timely provide the Lender with those financial reports, statements, and schedules required by this Article 5 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the period(s) covered therein.

            (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

            (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Lender and instruct such accountants to fully cooperate with, and be available to, the Lender to discuss the Borrower's financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Lender.

            (e) Not change the Borrower's fiscal year.

        5.2 Access to Records.

            (a) The Borrower shall accord the Lender and the Lender's representatives with reasonable access from time to time as the Lender and such representatives may require to all properties owned by or over which the Borrower has control. The Lender and the Lender's representatives shall have the right, and the Borrower will permit the Lender and such representatives from time to time as the Lender and such representatives may reasonably request, to examine, inspect, copy, and make extracts from any and all of the Borrower's books, records, electronically stored data, papers, and files. The Borrower shall make all of the Borrower's copying facilities reasonably available to the Lender.

            (b) The Borrower hereby authorizes the Lender and the Lender's representatives to:

                (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrower, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Lender and the Lender's representatives with respect thereto.

                (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with the Borrower's computer billing companies, collection agencies, and accountants and to sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Collateral.


        5.3 Immediate Notice to Lender.

            (a) The Borrower shall provide the Lender with written notice immediately upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                (i)    Any change in the Borrower's officers.

                (ii) The completion of any physical count of the Borrower's Inventory (together with a copy of the certified results thereof).

                (iii) Any ceasing of the Borrower's making of payment, in the ordinary course, to any of its creditors (including the ceasing of the making of such payments on account of a dispute with the subject creditor) with respect to Post-Petition liabilities.

                (iv) Any failure by the Borrower to pay Post-Petition rent at any of the Borrower's locations, which failure continues for more than Three (3) Business Days following the day on which such rent first came due.

                (v) Any material change in the business, operations, or financial affairs of the Borrower.

                (vi) The occurrence of any Suspension Event of which the Borrower has knowledge.

                (vii) Any intention on the part of the Borrower to discharge the Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 5-1(d)).

                (viii) Any litigation which, if determined adversely to the Borrower, might have a material adverse effect on the financial condition of the Borrower.

                (ix) Any failure to maintain its operations as Year 2000 Compliant where such failure to so maintain will have material adverse effect on the Borrower's operations.

                (x) The filing in the Proceedings of any pleading by or on behalf of the Borrower or the submission by or on behalf of the Borrower of any report and financial statement to any of: the Bankruptcy Court; the office of the United States Trustee; or any committee appointed in the Proceedings (in each instance, which notice shall be accompanied by the item so filed or submitted).

            (b) The Borrower shall:

                (i) Provide the Lender, when so distributed, with copies of any materials distributed to the shareholders of the Borrower (qua such shareholders).

                (ii) Add the Lender as an addressee on all mailing lists maintained by or for the Borrower.

                (iii) At the request of the Lender, from time to time, provide the Lender with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).

                (iv) Provide the Lender, when received by the Borrower, with a copy of any management letter or similar communications from any accountant of the Borrower.

        5.4 Borrowing Base Certificate. The Borrower shall provide the Lender by 11:00AM, PST, with each request for an advance under the Revolving Credit and weekly, with a Borrowing Base Certificate (in the form of EXHIBIT 5-4 annexed hereto, as such form may be revised from time to time by the Lender). Such Certificate may be sent to the Lender by facsimile transmission, provided that the original thereof is forwarded to the Lender on the date of such transmission.

        5.5 Weekly Reports. Weekly, on Tuesday of each week (as of the then immediately preceding Saturday) the Borrower shall provide the Lender with a sales audit report and a flash collateral report (each in such form as may be specified from time to time by the

Lender). Such report may be sent to the Lender by facsimile transmission, provided that the original thereof is forwarded to the Lender on the date of such transmission.

        5.6 Monthly Reports.

            (a) Monthly, the Borrower shall provide the Lender with original counterparts of the following (each in such form as the Lender from time to time may specify):

                (i)  Within Fifteen (15) days of the end of the previous month:

                     (A) A "Stock Ledger Inventory Report" and Certificate (signed by the Borrower's Treasurer or Controller) concerning the Borrower's Inventory.

                     (B) Stock Ledgers for the Borrower's retail and catalogue divisions.

                     (C) A Stock Ledger by each store location.

                     (D) A "Slow Moving Inventory Report", concerning the Borrower's Inventory that is on hand more than 365 days.

                (ii) Within Thirty (30) days of the end of the previous month:

                     (A) Reconciliations of the above-described "Stock Ledger Inventory Report" and Inventory Certificate (Section 5-6(a)(i)(A)) to Availability and to the general ledger as of the end of the subject month.

                     (B) A Store Activity Report.

                     (C) A Gross Margin Reconciliation Report

                     (D) A schedule of purchases from the Borrower's ten largest vendors (in terms of year to date purchases), which schedule shall be in such form as is satisfactory to the Lender and shall include year to date cumulative purchases and an aging of payables to each vendor.

                     (E) A aging of Borrower's accounts payable.

                     (F) An internally prepared financial statement of the Borrower's financial condition the results of its operations for, the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement (on a store specific and on a "consolidated" basis), cash flow and comparison of same store sales for the corresponding month of the then immediately previous year, as well as to the Business Plan.

            (b) For purposes of Section 5-6(a)(i), above, the first "previous month" in respect of which the items required by that Section shall be provided shall be March, 1999 and for purposes of Section 5-6(a)(ii), above, the first "previous month" in respect of which the items required by that Section shall be provided shall be April, 1999.

        5.7 Quarterly Reports. Quarterly, within Forty Five (45) days following the end of each of the Borrower's fiscal quarters, the Borrower shall provide the Lender with an original counterpart of the Borrower's Form 10-Q Report filed with the Securities and Exchange Commission and an original counterpart of a management prepared financial statement of the Borrower for the period from the beginning of the Borrower's then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement (on a store specific and on a "consolidated" basis), statement of changes in shareholders' equity, and cash flows and comparisons for the corresponding quarter of the then immediately previous year, as well as to the Business Plan.

        5.8 Annual Reports.

            (a) On or before May 31, 1999, and thereafter annually, within ninety (90) days following the end of the Borrower's fiscal year, the Borrower shall furnish the Lender with an original signed counterpart of the Borrower's annual financial statement, which statement shall have been prepared by, and bear the opinion without material qualification (other than such qualification as may be based on the Borrower's being the debtor in the Proceedings) of, the Borrower's independent certified public accountants (i.e. said statement shall be "certified" by such accountants). Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, cash flows, and of Borrower's Form 10-K Report filed with the Securities and Exchange Commission.

            (b) No later than the earlier of Fifteen (15) days prior to the end of each of the Borrower's fiscal years or the date on which such accountants commence their work on the preparation of the Borrower's annual financial statement, the Borrower shall give written notice to such accountants (with a copy of such notice, when sent, to the Lender) that:

                (i) Such annual financial statement will be delivered by the Borrower to the Lender.

                (ii) It is the primary intention of the Borrower, in its engagement of such accountants, to satisfy the financial reporting requirements set forth in this Article 5.

                (iii) The Borrower has been advised that the Lender will rely thereon with respect to the administration of, and transactions under, the credit facility contemplated by this Agreement.

            (c) Each annual statement shall be accompanied by such accountant's Certificate indicating that, in the preparation of such annual statement, such accountants did not conclude that any Suspension Event had occurred during the subject fiscal year (or if one or more had occurred, the facts and circumstances thereof).

        5.9 Officers' Certificates. The Borrower shall cause the Borrower's President and Chief Financial Officer respectively to provide such Person's Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

            (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied and presents fairly the financial condition of the Borrower at the close of, and the results of the Borrower's operations and cash flows for, the period(s) covered, subject, however to the following:

                (i) usual year end adjustments (this exception shall not be included in the Certificate which accompanies such annual statement).

                (ii) Material Accounting Changes (in which event, such Certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in the determination of the financial performance covenant imposed pursuant to Section 5-12.

            (b) Indicate either that (i) to the Borrower's knowledge, no Suspension Event has occurred or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrower to be taken on account thereof.

            (c) Include calculations concerning the Borrower's compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 5-12 hereof.

        5.10 Inventories, Appraisals, and Audits.

            (a) The Lender, at the expense of the Borrower, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrower.

            (b) The Borrower, at its own expense, shall cause not less than two
(2) physical inventories to be undertaken in each twelve (12) month period during which this Agreement is in effect (the spacing of the scheduling of which inventories shall be subject to the Lender's discretion) conducted by such inventory takers as are satisfactory to the Lender and following such methodology as may be satisfactory to the Lender.

                (i) The Borrower shall provide the Lender with a copy of the preliminary results of each such inventory (as well as of any other physical inventory undertaken by the Borrower) within ten (10) days following the completion of such inventory.

                (ii) The Borrower shall provide the Lender with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by the Borrower) to the Borrower's books and records within thirty (30) days following the completion of such inventory.

                (iii) The Lender, in its discretion, following the occurrence of a Suspension Event, may cause such additional inventories to be taken as the Lender determines (each, at the expense of the Borrower).

            (c) Upon the Lender's request from time to time, the Borrower shall permit the Lender to obtain appraisals (in all events, at the Borrower's expense) conducted by such appraisers as are satisfactory to the Lender.

             (d) The Lender contemplates conducting Four (4) commercial finance audits (in each event, at the Borrower's expense) of the Borrower's books and records during any Twelve (12) month period during which this Agreement is in effect, but in its discretion, may undertake additional such audits during such period.

             (e) The Lender from time to time (in all events, at the Borrower's expense) may undertake "mystery shopping" (so-called) visits to all or any of the Borrower's business premises. The Lender shall provide the Borrower with a copy of any non-company confidential results of such mystery shopping.


        5.11 Additional Financial Information.

             (a) In addition to all other information required to be provided pursuant to this Article 5, the Borrower promptly shall provide the Lender (and any guarantor of the Liabilities), with such other and additional information concerning the Borrower, the Collateral, the operation of the Borrower's business, and the Borrower's financial condition, including original counterparts of financial reports and statements, as the Lender may from time to time request from the Borrower.

             (b) The Borrower may provide the Lender, from time to time hereafter, with updated projections of the Borrower's anticipated performance and operating results.

             (c) In all events, the Borrower, no sooner than Ninety (90) nor later than Sixty (60) days prior to the end of each of the Borrower's fiscal years, shall furnish the Lender with an updated and extended projection which shall go out at least through the end of the then next fiscal year.

             (d) Such updated and extended projections shall be prepared pursuant to a methodology and shall include such assumptions as are satisfactory to the Lender.

             (e) The Lender, following the receipt of any of such projections, may, but shall not be under any obligation to, provide its written sign-off on such projections (in which event, such Projections shall become the Business
Plan) and if it provides such written sign-off, may by written notice to the Borrower, extend or revise the financial performance covenants included on
EXHIBIT 5-12, annexed hereto.

             (f) In the event that the Lender does not provide its sign-off with respect to the updated and extended projections to be provided at year-end pursuant to Section 5-11(c), above, then the Lender, by written notice to the Borrower, may revise, roll-over, or extend, for the then coming fiscal year, the financial performance covenants applicable to the Borrower pursuant to Section 5-12 hereof by extrapolation from the Business Plan.

             (g) The Borrower recognizes that all appraisals, inventories, analysis, financial information, and other materials which the Lender may obtain, develop, or receive with respect to the Borrower is confidential to the Lender and that, except as otherwise provided herein, the Borrower is not entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

        5.12 Financial Performance Covenants. The Borrower shall observe and comply with those financial performance covenants set forth on EXHIBIT 5-12(a), annexed hereto, certain of which covenants are based on the Business Plan set forth on EXHIBIT 5-12(b), annexed hereto. Such financial performance covenants are subject to change, revision, roll over, and extension as provided in Section 5-11(e) hereof. Compliance with such financial performance covenants shall be made as if no Material Accounting Changes had been made (other than any Material Accounting Changes specifically taken into account in the setting of such covenants). The Lender may determine the Borrower's compliance with such covenants based upon financial reports and statements provided by the Borrower to the Lender (whether or not such financial reports and statements are required to be furnished pursuant to this Agreement) as well as by reference to interim financial information provided to, or developed by, the Lender.

        5.13 Store Closing Order. Within thirty (30) days of entry of the Borrowing Order by the Bankruptcy Court, the Borrower shall have obtained a Store Closing Order, so referred to herein, by the Bankruptcy Court approving the closing of stores and the rejection of leases identified on EXHIBIT 4-6(b) hereto, which order shall be in form and substance satisfactory to Lender and which shall not have been stayed, modified, appealed, reversed, or otherwise affected.

ARTICLE  6 - USE AND COLLECTION OF COLLATERAL:

        6.1 Use of Inventory Collateral.

             (a) The Borrower shall not engage in any sale of the Inventory other than for fair consideration in the conduct of the Borrower's business in the ordinary course and, except as contemplated by the Sale Closing Order, shall not engage in sales or other dispositions to creditors; sales or other dispositions in bulk; and any use of any of the Inventory in breach of any provision of their Agreement.

             (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Borrower's customary return policy applicable to the return of Inventory purchased by the Borrower's retail customers in the ordinary course, such Inventory may be returned to the Borrower without the consent of the Lender.

             (c) The Borrower shall not consent to, nor suffer, the return of any item of Collateral pursuant to Section 546(h) of the Bankruptcy Code.

        6.2 Inventory Quality. All Inventory now owned or hereafter acquired by the Borrower is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).

        6.3 Adjustments and Allowances. The Borrower may grant such allowances or other adjustments to the Borrower's Account Debtors (exclusive of extending the time for payment of any Account or Account Receivable, which shall not be done without first obtaining the Lender's prior written consent in each instance) as the Borrower may reasonably deem to accord with sound business practice, provided, however, the authority granted the Borrower pursuant to this
Section 6-3 may be limited or terminated by the Lender at any time in the Lender's discretion.

        6.4 Validity of Accounts.

             (a) The amount of each Account shown on the books, records, and invoices of the Borrower represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrower.

             (b) The Borrower has no knowledge of any impairment of the validity or collectibility of any of the Accounts and shall notify the Lender of any such fact immediately after Borrower becomes aware of any such impairment.

             (c) The Borrower shall not post any bond to secure the Borrower's performance under any agreement to which the Borrower is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of the Borrower (other than to the Lender ) in the event of the Borrower's failure so to perform.

        6.5 Notification to Account Debtors. The Lender shall have the right at any time (whether or not an Event of Default has occurred) to notify any of the Borrower's Account Debtors to make payment directly to the Lender and to collect all amounts due on account of the Collateral.

ARTICLE  7 - CASH MANAGEMENT. PAYMENT OF LIABILITIES:

        7.1 Depository Accounts.

             (a) Annexed hereto as EXHIBIT 7-1 is a Schedule of all present DDA's, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository.

             (b) The Borrower shall deliver to the Lender, as a condition to the effectiveness of this Agreement:

                 (i) Notification, executed on behalf of the Borrower, to each depository institution with which any DDA is maintained (other than the Operating Account or any Local DDA), in form satisfactory to the Lender, of the Lender's interest in such DDA.

                 (ii) An agreement (generally referred to as a "Blocked Account Agreement"), in form satisfactory to the Lender with any depository institution at which both any DDA (other than the Operating Account) and the Operating Account is maintained.

                (iii) An agreement (generally referred to as a "Blocked Account Agreement"), in form satisfactory to the Lender, with any depository institution at which a Blocked Account is maintained.

            (c) The Borrower will not establish any DDA hereafter (other than a Local DDA) unless, contemporaneous with such establishment, the Borrower delivers to the Lender an agreement (in form satisfactory to the Lender) executed on behalf of the depository with which such DDA is being established.

        7.2 Credit Card Receipts.

            (a) Annexed hereto as EXHIBIT 7-2, is a Schedule which describes all arrangements to which the Borrower is a party with respect to the payment to the Borrower of the proceeds of all credit card charges for sales by the Borrower.

            (b) The Borrower shall deliver to the Lender, as a condition to the effectiveness of this Agreement, notification, executed on behalf of the Borrower, to each of the Borrower's credit card clearinghouses and processors of notice (in form satisfactory to the Lender), which notice provides that payment of all credit card charges submitted by the Borrower to that clearinghouse or other processor and any other amount payable to the Borrower by such clearinghouse or other processor shall be directed to the Concentration Account or as otherwise designated from time to time by the Lender. The Borrower shall not change such direction or designation except upon and with the prior written consent of the Lender .

        7.3 The Concentration, Blocked, and Operating Accounts.

            (a) The following checking accounts have been or will be established (and are so referred to herein):

                (i) The CONCENTRATION ACCOUNT: Established by the Lender with BankBoston, N.A.

                (ii) The BLOCKED ACCOUNT: Established by the Borrower with USA Bank.

                (iii) The OPERATING ACCOUNT: Established by the Borrower with BankBoston, N.A.

                (iv) The INVESTMENT ACCOUNT: Established by the Borrower with BankBoston, N.A.

            (b) The contents of each DDA (other than the Operating Account), and of the Blocked Account constitutes Collateral and Proceeds of Collateral. The contents of the Concentration Account constitutes the Lender's property.

            (c) The Borrower:

                (i) Contemporaneous with the execution of this Agreement, shall provide the Lender with such agreement (generally referred to as a "Blocked Account Agreement") of the depository with which the Blocked Account is maintained as may be satisfactory to the Lender; and

                (ii) Shall not establish any Blocked Account hereafter except upon not less than Thirty (30) days prior written notice to the Lender and the delivery to the Lender of a similar such agreement; and

                (iii) Contemporaneous with the execution of this Agreement, shall provide the Lender with a "Control Agreement" of the depository with which the Investment Account is maintained as may be satisfactory to the Lender; and

            (d) The Borrower shall pay all fees and charges of, and maintain such impressed balances as may be required by the Lender or by any bank in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Lender).

        7.4 Proceeds and Collection of Accounts.

            (a) All Receipts constitute Collateral and proceeds of Collateral and shall be held in trust by the Borrower for the Lender; shall not be commingled with any of the Borrower's other funds; and shall be deposited and/or transferred only to the Blocked Account.

            (b) Subject to subparagraph (d), below, the Borrower shall cause the ACH or wire transfer to the Blocked Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of

                      (i) the then contents of each DDA (other than (A) any Local DDA and (B) the Operating Account), each such transfer to be net of any minimum balance, not to exceed $750.00, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained); and

                      (ii) the proceeds of all credit card charges not otherwise provided for pursuant hereto.

Telephone advice (confirmed by written notice) shall be provided to the Lender on each Business Day on which any such transfer is made.

            (c) Whether or not any Liabilities are then outstanding, the Borrower shall cause the ACH or wire transfer to the Concentration Account, no less frequently than daily, of then entire ledger balance of the Blocked Account, net of such minimum balance, not to exceed $750.00, as may be required to be maintained in the Blocked Account by the bank at which the Blocked Account is maintained.

            (d) Within Sixty (60) days from the date of this Agreement, the Borrower shall cause the ACH or wire transfer to the Concentration Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of

                (i) the then contents of each DDA (other than (A) any Local DDA and (B) the Operating Account), each such transfer to be net of any minimum balance, not to exceed $750.00, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained); and

                (ii) the proceeds of all credit card charges not otherwise provided for pursuant hereto.

Telephone advice (confirmed by written notice) shall be provided to the Lender on each Business Day on which any such transfer is made.

            (e) In the event that, notwithstanding the provisions of this
Section 7-4, the Borrower receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by the Borrower for the Lender and shall not be commingled with any of the Borrower's other funds or deposited in any account of the Borrower other than as instructed by the Lender.

        7.5 Payment of Liabilities.

            (a) On each Business Day, the Lender shall apply, towards the Liabilities, the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained), provided, however, for purposes of the calculation of interest on the unpaid principal balance of the Loan Account, such payment shall be deemed to have been made One (1) Business Day after such transfer.

            (b) The following rules shall apply to deposits and payments under and pursuant to this Agreement:

                (i) Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, provided that notice of such deposit is available to the Lender by 2:00PM on that Business Day.

                (ii) Funds paid to the Lender, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Lender by 2:00PM on that Business Day.

                (iii) If notice of a deposit to the Concentration Account (Section 7-5(b)(i)) or payment (Section 7-5(b)(ii)) is not available to the Lender until after 2:00PM on a Business Day, such deposit or payment shall be deemed to have been made at 9:00AM on the then next Business Day.

                (iv) All deposits to the Concentration Account and other payments to the Lender are subject to clearance and collection.

            (c) The Lender shall transfer to the Investment Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 7-5(a), above (less those amount which are to be netted out, as provided therein).

        7.6 The Operating Account. Except as otherwise specifically provided in, or permitted by, this Agreement, all checks shall be drawn by the Borrower upon, and other disbursements shall be made by the Borrower solely from, the Operating Account.

ARTICLE  8 - GRANT OF SECURITY INTEREST:

        8.1 Grant of Security Interest. To secure the Borrower's prompt, punctual, and faithful performance of all and each of the Liabilities, the Borrower hereby grants to the Lender a continuing security interest in and to, and assigns to the Lender, the following, and each item thereof, whether now owned or now due, or in which the Borrower has an interest, or hereafter acquired, arising, or to become due, or in which the Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Lender may in the future be granted a security interest, is referred to herein as the "COLLATERAL"):

            (a)  All Accounts and accounts receivable.

            (b)  All Inventory.

            (c)  All General Intangibles.

            (d)  All Equipment.

            (e)  All Goods.

            (f)  All Fixtures.

            (g)  All Chattel Paper.

            (h) All books, records, and information relating to the Collateral and/or to the operation of the Borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

            (i) All Investment Property, Instruments, Documents, Deposit Accounts, policies and certificates of insurance, deposits, impressed accounts, compensating balances, money, cash, or other property.

            (j) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing (8-1(a) through 8-1(i)) or otherwise.

            (k) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (8-1(a) through 8-1(i)), including the right of stoppage in transit.

            (l)  All Leasehold Interests.


        8.2 Extent and Duration of Security Interest. The security interest created and granted herein shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full and the security interest granted herein is specifically terminated in writing by a duly authorized officer of the Lender .

ARTICLE 9 - LENDER AS BORROWER'S ATTORNEY-IN-FACT:

        9.1 Appointment as Attorney-In-Fact. The Borrower hereby irrevocably constitutes and appoints the Lender as the Borrower's true and lawful attorney, with full power of substitution, effective upon the occurrence of any Event of Default and the Lender being granted relief from the automatic stay imposed pursuant to Section 362 of the Bankruptcy Code, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrower, but for the sole benefit of the Lender. The rights and powers granted the Lender by the within appointment include but are not limited to the right and power to:

            (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

            (b) Sign change of address forms to change the address to which the Borrower's mail is to be sent to such address as the Lender shall designate; receive and open the Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Borrower, or other legal representative of the Borrower whom the Lender determines to be the appropriate person to whom to so turn over such mail.

            (c) Endorse the name of the Borrower in favor of the Lender upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

            (d) Sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Receivables Collateral; sign the Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

            (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which the Borrower is a beneficiary.

            (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrower.

            (g) Use, license or transfer any or all General Intangibles of the Borrower.

        9.2 No Obligation to Act. The Lender shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 9-1 herein, but if the Lender elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Lender has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.


ARTICLE 10 - EVENTS OF DEFAULT:

        The occurrence of any event described in this Article 10 respectively shall constitute an "EVENT OF DEFAULT" herein. Upon the occurrence of any Event of Default described in Section 10-11, any and all Liabilities shall become due and payable without any further act on the part of the Lender. Upon the occurrence of any other Event of Default, any and all Liabilities shall become immediately due and payable, at the option of the Lender and without notice or demand. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Lender and the Borrower and instruments and papers given the Lender by the Borrower, whether such agreements, instruments, or papers now exist or hereafter arise.

        10.1 Failure to Pay Revolving Credit.

             (a) Subject to subparagraph (b), below, the failure by the Borrower to pay any amount when due under the Revolving Credit.

             (b) It shall not be an "Event of Default" in the event that the Lender makes loans, advances, and credits for the purpose of paying a fee due hereunder or changes the Inventory Advance Rate which results in the Loan Account exceeding the Borrowing Base, if the Borrower cures such default by paying the Lender such amounts as are necessary such that the balance of the Loan Account does not exceed the Borrowing Base; provided, (i) such amount is received by the Lender within One (1) Business Day of the Lender providing the Borrower with telephone or facsimile notice that such a payment is due; and (ii) the balance of the Loan Account has not exceeded the Borrowing Base more frequently than the lesser of once during the previous six (6) month period or three (3) times before the Maturity Date.

        10.2 Failure To Make Other Payments. The failure by the Borrower to pay when due (or upon demand, if payable on demand) any payment Liability other than under the Revolving Credit.

        10.3 Failure to Perform Covenant or Liability (No Grace Period). The failure by the Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in
Section 10-1 or Section 10-2 hereof, and included in any of the following provisions hereof:

             Section             Relates to            :
             ------------------------------------------
             4-6                Location of Collateral
             4-7                Title to Assets
             4-8                Indebtedness

             4-9                Insurance Policies
             4-14               Pay taxes
             4-23               Affiliate Transactions
             4-24               Additional Assurances
             6-1                Use of Collateral
             Article 5          Reporting Requirements and Financial Covenants
             Article 7          Cash Management

        10.4 Failure to Perform Covenant or Liability (Grace Period). The failure by the Borrower, upon Ten (10) days written notice by the Lender , to cure the Borrower's failure to promptly, punctually and faithfully perform, discharge, or comply with any covenant or Liability not described in any of Sections 10-1, 10-2, or 10-3 hereof.

        10.5 Misrepresentation. The determination by the Lender that any representation or warranty at any time made by the Borrower to the Lender, was not true or complete in all material respects when given.

        10.6 Acceleration of Other Debt. Breach of Lease. The occurrence of any event such that any Indebtedness of the Borrower to any creditor other than the Lender could be accelerated or, without the consent of the Borrower, any Lease (other than a Lease listed on EXHIBIT 4-6(b)) could be terminated, and the failure of the Borrower to cure such default within the time provided with respect to such Indebtedness or in such Lease (whether or not the subject creditor or lessor takes any action on account of such occurrence).

        10.7 Default Under Other Agreements. The occurrence of any breach or default under any agreement between the Lender and the Borrower or instrument or paper given the Lender by the Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the Lender may not have exercised its rights upon default under any such other agreement, instrument or paper).

        10.8 Uninsured Casualty Loss. The occurrence of any uninsured (except to the extent of any deductible in insurance policies approved by Lender) loss, theft, damage, or destruction of or to any material portion of the Collateral.


        10.9 Judgment. Restraint of Business.

             (a) The service of process upon the Lender seeking to attach, by trustee, mesne, or other process, any of the Borrower's funds on deposit with, or assets of the Borrower in the possession of, the Lender.

             (b) The entry of any judgment against the Borrower on a Post-Petition liability in excess of $50,000.00, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within fifteen (15) days of its entry.

             (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

        10.10 Business Failure. The occurrence of any voluntary or involuntary liquidation, or the initiation of any proceeding which seeks or intends to accomplish or initiate the liquidation or winding up of all or any material part of the Borrower's business, except for the liquidation of Inventory and rejection of Leases contemplated by the Store Closing Order.

        10.11 Indictment - Forfeiture. The indictment of, or institution of any legal process or proceeding against, the Borrower, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any property of the Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

        10.12 Challenge to Loan Documents.

              (a) Any challenge by or on behalf of the Borrower to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

              (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

        10.13 Executive Management.The death, disability, or failure of any of George Newman or Arlee Jensen at any time to exercise that authority and discharge those management responsibilities with respect to the Borrower as are exercised and discharged by such Person at the execution of this Agreement and the failure of the Borrower to replace such Person with a person acceptable to Lender in its reasonable opinion within thirty (30) days of such death, disability or failure.

        10.14 Change in Control. Any Change in Control to which to Lender objects within Five (5) days of the Borrower providing Lender with written notice of such Change in Control.

        10.15 Change in Borrowing Order. The entry of an order in the Proceedings, which order constitutes the stay, modification, appeal, or reversal of any Borrowing Order or which otherwise affects the effectiveness of any Borrowing Order.

        10.16 Appointment of Examiner or Trustee. The appointment in the Proceedings of any examiner having expanded powers or of a trustee to operate all or any part of the Borrower's business.

        10.17 Conversion of Case. The conversion of the Proceedings to a case under Chapter 7 of the Bankruptcy Code.

        10.18 Relief From Stay. The entry of any order which provides relief from the automatic stay otherwise imposed pursuant to Section 362 of the Bankruptcy Code, which order permits any creditor, other than the Lender to realize upon, or to exercise any right or remedy with respect to assets of the Borrower or more than a de minimus value; or to terminate any license, franchise, or similar agreement, where such termination could have a material adverse effect on the Borrower's financial condition or ability to conduct its business in the ordinary course; or to permit the prosecution of an uninsured tort or similar claim or more than a de minimus amount.

        10.19 Return of Collateral. The entry of an order which authorizes the return of any Collateral pursuant to Section 546(h) of the Bankruptcy Code, other than the return of damaged and defective goods, credit for which is given the Borrower by the vendor thereof as permitted pursuant to Section 4-13(d)(iv), above.


ARTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT:

        In addition to all of the rights, remedies, powers, privileges, and discretions which the Lender is provided prior to the occurrence of an Event of Default, the Lender shall have the following rights and remedies upon the occurrence of any Event of Default and at any time thereafter.

        11.1 Rights of Enforcement. The Lender shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Lender shall have all and each of the following rights and remedies:

             (a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

             (b) To take possession of all or any portion of the Collateral.

             (c) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Lender deems advisable and with or without the taking of possession of any of the Collateral.

             (d) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

             (e) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

             (f) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

        11.2 Sale of Collateral.

             (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Lender deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Lender's disposition of the Collateral.

             (b) The Lender, in the exercise of the Lender's rights and remedies upon default, may conduct one or more going out of business sales, in the Lender's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by the Borrower. The Lender and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Lender or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Lender or such agent or contractor and neither the Borrower nor any Person claiming under or in right of the Borrower shall have any interest therein.

             (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Lender shall provide the Borrower with such notice as may be practicable under the circumstances), the Lender shall give the Borrower at least seven (7) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrower agrees that such written notice shall satisfy all requirements for notice to the Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Lender's rights and remedies upon default.

             (d) The Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

             (e) If any of the Collateral is sold, leased, or otherwise disposed of by the Lender on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Lender.

             (f) The Lender shall apply the proceeds of any exercise of the Lender's Rights and Remedies under this Article 11 towards the Liabilities in such manner, and with such frequency, as the Lender determines.

        11.3 Occupation of Business Location. In connection with the Lender's exercise of the Lender's rights under this Article 11, the Lender may enter upon, occupy, and use any premises owned or occupied by the Borrower, and may exclude the Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Lender. The Lender shall not be required to remove any of the Collateral from any such premises upon the Lender's taking possession thereof, and may render any Collateral unusable to the Borrower. In no event shall the Lender be liable to the Borrower for use or occupancy by the Lender of any premises pursuant to this Article 11, nor for any charge (such as wages for the Borrower's employees and utilities) incurred in connection with the Lender's exercise of the Lender's Rights and Remedies provided, however, the foregoing does not affect the right of any Person to file a claim, as an administrative expense or otherwise, in the Proceedings, for such use or occupancy or other charge.

        11.4 Grant of Nonexclusive License. The Borrower hereby grants to the Lender a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which the Borrower now or hereafter has rights, such license being with respect to the Lender's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

        11.5 Assembly of Collateral. The Lender may require the Borrower to assemble the Collateral and make it available to the Lender at the Borrower's sole risk and expense at a place or places which are reasonably convenient to both the Lender and Borrower.

        11.6 Rights and Remedies. The rights, remedies, powers, privileges, and discretions of the Lender hereunder (herein, the " LENDER'S RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Lender in exercising or enforcing any of the Lender's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Lender of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Lender's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Lender and any person, at any time, shall preclude the other or further exercise of the Lender 's Rights and Remedies. No waiver by the Lender of any of the Lender's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Lender's Rights and Remedies and all of the Lender's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender in its sole discretion may determine. The Lender's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.


ARTICLE 12 - NOTICES:

        12.1 Notice Addresses. All notices, demands, and other communications made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to the Lender:
                          BankBoston Retail Finance Inc.
                          40 Broad Street
                          Boston, Massachusetts 02109
                          Attention      :  Robert DeAngelis, Sr. Vice President
                          Tel            :  617-434-4046
                          Fax            :  617-434-4339

With a copy to:
                          Stroock & Stroock & Lavan LLP
                          100 Federal Street, 33rd Floor
                          Boston, MA 02110
                          Attention      :  Peter J. Antoszyk, Esquire
                          Te;            :  617-478-4490
                          Fax            :  617-330-5111

If to the Borrower:
                          Garden Botanika, Inc.
                          8624 154th Avenue NE
                          Redmond, WA 98052
                          Attention      : ***
                          Tel            : ***
                          Fax            : ***

With a copy to:
                          Preston Gates & Ellis LLP
                          701 Fifth Avenue, Suite 5000
                          Seattle, Washington 98104-7078
                          Attention      :  Mark C. Paben, Esq.
                                         :  Judith A. Bigelow, Esq.
                          Tel            :  206-467-2692
                          Fax:           :  206-623-7022

        12.2 Notice Given.

             (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                 (i)   By mail: the sooner of when actually received or Three
        (3) days following deposit in the United States mail, postage prepaid.

                 (ii) By recognized overnight express delivery: the Business Day following the day when sent.

                 (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

                 (iv) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

             (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.


ARTICLE 13 - TERM:

        13.1 Termination of Revolving Credit. The Revolving Credit shall remain in effect (subject to suspension as provided in Section 2-4(i) hereof) until the Termination Date.

        13.2 Effect of Termination. On the Termination Date, the Borrower shall pay the Lender (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the entire balance of the Loan Account; any then remaining installments of the Commitment Fee; any then remaining balance of the Facility Fee; any accrued and unpaid

Line Fee; and all unreimbursed costs and expenses of the Lender for which the Borrower is responsible; and shall make such arrangements concerning any L/C's then outstanding are reasonably satisfactory to the Lender . Until such payment, all provisions of this Agreement, other than those contained in Article 2 which place an obligation on the Lender to make any loans or advances or to provide financial accommodations under the Revolving Credit or otherwise, shall remain in full force and effect until all Liabilities shall have been paid in full. The release by the Lender of the security and other collateral interests granted the Lender by the Borrower hereunder may be upon such conditions and indemnifications as the Lender may require.


ARTICLE 14 - GENERAL:

        14.1 Protection of Collateral. The Lender has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Lender and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Lender may include reference to the Borrower (and may utilize any logo or other distinctive symbol associated with the Borrower) in connection with any advertising, promotion, or marketing undertaken by the Lender.

        14.2 Successors and Assigns. This Agreement shall be binding upon the Borrower and the Borrower's representatives, successors, and assigns and shall enure to the benefit of the Lender and the Lender's successors and assigns provided, however, no trustee or other fiduciary appointed with respect to the Borrower shall have any rights hereunder. In the event that the Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the Lender hereunder and the Lender shall thereupon be discharged and relieved from its duties and obligations hereunder.

        14.3 Severability. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

        14.4 Amendments. Course of Dealing.

             (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrower and the Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Lender to give notice to the Borrower of the Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Lender in the manner by which Availability is determined shall obligate the Lender to continue to determine Availability in that manner.

             (b) The Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Lender. No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Lender, then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Lender shall be in reliance upon all representations and warranties theretofore made to the Lender by or on behalf of the Borrower (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

        14.5 Power of Attorney. In connection with all powers of attorney included in this Agreement, the Borrower hereby grants unto the Lender full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrower and each shall survive the same. All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender.

        14.6 Application of Proceeds. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Lender determines in its sole discretion. The Borrower shall remain liable for any deficiency remaining following such application.

        14.7 Lender's Costs and Expenses.

             (a) The Borrower shall pay on demand all Costs of Collection and all reasonable expenses of the Lender in connection with the preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or hereafter arising, and all other reasonable expenses which may be incurred by the Lender in preparing, negotiating, interpreting, or amending this Agreement or any other Loan Document, and all costs and expenses of the Lender which relate to the credit facility contemplated hereby.

             (b) The Borrower authorizes the Lender to pay all such fees and expenses and in the Lender's discretion, to add such fees and expenses to the Loan Account.

             (c) The undertaking on the part of the Borrower in this Section 14-7 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower, other than a termination, release, or discharge which makes specific reference to this
Section 14-7.

        14.8 Copies and Facsimiles. This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished the Lender may be reproduced by the Lender by any photographic, microfilm, xerographic, digital imaging, or other process, and the Lender may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

        14.9 Massachusetts Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts.

        14.10 Acknowledgement. THE BORROWER ACKNOWLEDGES THAT ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

        14.11 Indemnification. The Borrower shall indemnify, defend, and hold the Lender and any employee, officer, or agent of the Lender (each, an "INDEMNIFIED PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by the Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the relationship of the Borrower or of any other guarantor or endorser of the Liabilities Lender (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Borrower) other than any claim as to which a final determination is made in a judicial proceeding (in which the Lender and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower, other than a termination, release, or discharge which makes specific reference to this Section 14-11.

        14.12 Rules of Construction. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

              (a) Words in the singular include the plural and words in the plural include the singular.

              (b) Titles, headings (indicated by being underlined or shown in SMALL CAPITALS) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

              (c) The words "includes" and "including" are not limiting.

              (d) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

              (e) Except where the context otherwise requires or where the relevant subsections are joined by "or", compliance with any Section or provision of any Loan Document which constitutes a warranty or covenant requires compliance with all subsections (if any) of that Section or provision. Except where the context otherwise requires, compliance with any warranty or covenant of any Loan Document which includes subsections which are joined by "or" may be accomplished by compliance with any of such subsections.

              (f) Text which is shown in italics, shown in BOLD, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

              (g) The words "may not" are prohibitive and not permissive.

              (h) The word "or" is not exclusive.

              (i) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

              (j) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

              (k) The symbol "$" refers to United States Dollars.

              (l) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

              (m) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

              (n) Except as otherwise specifically provided, all references to time are to Boston time.

              (o) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

                  (i) Unless otherwise provided (I) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and
        (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

                  (ii)  The word "from" means "from and including".

                  (iii) The words "to" and "until" each mean "to, but excluding".

                  (iv)  The work "through" means "to and including".

              (p) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 14-13 hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

        14.13 Intent. It is intended that:

              (a) This Agreement take effect as a sealed instrument.

              (b) The scope of the security interests created by this Agreement be broadly construed in favor of the Lender.

              (c) The security interests created by this Agreement secure all Liabilities, whether now existing or hereafter arising.

              (d) All reasonable costs and expenses incurred by the Lender in connection with the Lender's relationship(s) with the Borrower shall be borne by the Borrower.

              (e) Unless otherwise explicitly provided herein, the Lender's consent to any action of the Borrower which is prohibited unless such consent is given may be given or refused by the Lender in its sole discretion and without reference to Section 2-15 hereof.

        14.14 Right of Set-Off. Any and all deposits or other sums at any time credited by or due to the Borrower from the Lender or any from any Affiliate of the Lender and any cash, securities, instruments or other property of the Borrower in the possession of the Lender or any such Affiliate, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the Borrower to the Lender or any such Affiliate and may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to the Lender or any such Affiliate.

        14.15 Maximum Interest Rate. Regardless of any provision of any Loan Document, the Lender shall never be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

        14.16 Waivers.

              (a) The Borrower (and all guarantors, endorsers, and sureties of the Liabilities, if any) make each of the waivers included in Section 14-16(b), below, knowingly, voluntarily, and intentionally, and understands that the Lender, in entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrower as provided herein, whether not or in the future, is relying on such waivers.

              (b) THE BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

                  (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                  (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Lender's exercising of the Lender's rights upon default.

                  (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR IN WHICH THE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER OR ANY OTHER PERSON AND THE LENDER (AND THE LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                  (iv) The benefits or availability of any stay, limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code) with respect to any action which the Lender may or may become entitled to take hereunder.

                  (v) Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                  (vi) Any claim to consequential, special, or punitive damages.



                             INTENTIONALLY LEFT BLANK

                                         GARDEN BOTANIKA, INC.
                                         ("BORROWER")


                                         By____________________________________
                                         Print Name:___________________________
                                         Title:________________________________



                                         BANKBOSTON RETAIL FINANCE INC.
                                         ("LENDER")


                                         By____________________________________
                                         Print Name:___________________________
                                         Title:________________________________



SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT